                                 Exhibit 4.1(b)



                                      -52-
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                          REGISTRATION RIGHTS AGREEMENT


                  This REGISTRATION RIGHTS AGREEMENT (this "Registration Rights Agreement") entered into as of January 13, 2000, by and among the Subscribers set forth on the signature pages hereof (each, a "Subscriber," and collectively, the "Subscribers") and Xceed, Inc., a Delaware corporation, with offices at 488 Madison Avenue, New York, New York 10022 (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Subscription Agreement, dated as of the date hereof (the "Agreement"), by and among the Company and the Subscribers, the Company has agreed to sell and the Subscribers have agreed to purchase up to Thirty Thousand (30,000) shares of Series A Cumulative Convertible Preferred Stock, par value $.05 per share (the "Preferred Stock"), of the Company at a purchase price of $1,000 per share, with such other rights and preferences as are set forth in the Certificate of Designation, Preferences and Rights of the Preferred Stock (the "Certificate");

                  WHEREAS, the Preferred Stock is convertible into shares of the Company's common stock, par value $.01 per share (the "Underlying Common Shares"); and

                  WHEREAS, pursuant to the terms of, and in partial consideration for, the Subscribers' purchase of the Preferred Stock, the Company has agreed to provide the Subscribers with certain registration rights with respect to Underlying Common Shares and any shares of the Company's common stock underlying warrants (the "Warrants") issued to the Subscribers on the date hereof (such shares are referred to as the "Underlying Warrant Shares," and, together with the Underlying Common Shares, the "Shares") as set forth in this Registration Rights Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement and this Registration Rights Agreement, the Company and the Subscribers agree as follows:

                  1. Certain Definitions. As used in this Registration Rights Agreement, the following terms shall have the following respective meanings, and terms not otherwise defined herein shall have their respective meanings as assigned to them in the Agreement:

                  "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Filing Date" means April 1, 2000.

                  "Holder" means the applicable Subscriber and any transferee of the Warrants, the Preferred Stock, Shares or other Registrable Securities (as defined herein), to whom the registration rights conferred by this Registration Rights Agreement have been transferred in compliance with Section 13 of this Registration Rights Agreement.

                  "Person" means and includes an individual, a partnership, a joint venture, a corporation, a company, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Prospectus" means any prospectus relating to the Shares as filed with the Commission pursuant to Rule 424(b) under the Securities Act or, if no such filing is required, any form of final prospectus relating to the Shares included in the Registration Statement, as the case may be, at the time the Registration Statement is declared effective by the Commission, in either case, including all amendments and supplements to such prospectus or Registration Statement, including post-effective amendments, and all material, if any, incorporated by reference therein.


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                  The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" means all expenses incurred by the Company in connection with the registration, qualification or compliance with
Section 2 of this Registration Rights Agreement, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel to Holders relating directly to review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration. With respect to fees and expenses of counsel to the Holders, Registration Expenses shall include only fees and disbursements for one (1) designated counsel for all the Holders of Preferred Stock, which counsel shall be reasonably acceptable to the Company.

                  "Registration Statement" means any Piggyback Registration Statement, the Shelf Registration Statement and any additional registration statements contemplated by Section 2(b), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "Registrable Securities" means any Shares or other securities issued or issuable to the Holder upon the conversion of any Preferred Stock or exercise of the Warrants.

                  "Regulation D" means Regulation D as promulgated pursuant to the Securities Act, and as it may be subsequently amended.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Selling Expenses" means all brokerage fees, underwriting discounts and selling commissions applicable to the offer and sale of Registrable Securities and all fees and disbursements of counsel for Holders not included under "Registration Expenses."

                  2. Registration Requirements. The Company shall use its diligent best efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holders under a broad-based plan of distribution reasonably acceptable to the Holders. Such best efforts by the Company shall include, without limitation, the following:

                           (a) Piggy-Back Registration. For so long as any shares of Preferred Stock, Warrants or any Registrable Securities are outstanding but in no event for more then two years following the Filing Date, if at any time when there is not an effective Registration Statement covering the Shares, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than a registration statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) and including any successor forms or their then equivalents relating to equity securities (each, a "Piggyback Registration Statement"), the Company shall send to each Holder of Registrable Securities written notice of such determination (the "Registration Notice") and, if within thirty (30) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will cause to be included in the Piggy-Back Registration Statement all Registrable Securities which the Company has been so requested to include by the Holder, provided that if at any time after giving the Registration Notice and prior to the effective date of the Piggy-Back Registration Statement, the Company shall determine for any reason not to proceed or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon: (i) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in connection with such registration (but not from its


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         obligation to pay the Registration Expenses in accordance with Section
         3 hereof); and (ii) in the case of a determination to delay registration, shall be permitted to delay registration of any Registrable Securities requested to be included pursuant to this
         Section 2(a) for the same period as the delay in registration of the other securities included in the Piggy-Back Registration Statement. The Company shall include in the Piggy-Back Registration Statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to include in the Piggy-Back Registration Statement the number of Registrable Securities held by a Holder that are eligible for sale pursuant to Rule 144 under the Securities Act. In the event that the Piggy-Back Registration Statement relates to an underwritten public offering, if the managing underwriter(s) determines that marketing factors require limitation or exclusion of the Registrable Securities and objects to the inclusion of the Registrable Securities in the Piggy-Back Registration Statement, then if the Company (after consultation with the managing underwriter(s)) determines to include in the Piggy-Back Registration Statement fewer or none of the Registrable Securities of the Holders, then the number of Registrable Securities of the Holders, to the extent permitted to be included in the Piggy-Back Registration Statement, shall be reduced pro-rata among such Holders (based upon the total number of Registrable Securities requested by the Holders to be included in the Piggy-Back Registration Statement); provided, however, that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other Persons (other than the Company). To the extent that Registrable Securities of a Holder are included in a Piggy-Back Registration Statement that relates to an underwritten public offering, the right of such Holder to have its Registrable Securities included therein shall be conditioned upon such Holder's participation in and agreement with the terms of such underwriting. Each Holder shall (together with the Company and such other Persons including securities in the Piggy-Back Registration Statement) enter into an underwriting agreement in customary form with the underwriter(s) and shall use such Holder's commercially reasonable efforts to prepare and provide all documents and opinions required to be delivered thereunder in respect of their participation as selling securityholders in the subject offering. In connection with the foregoing, the Company and the Holder's shall also comply with the provisions of Section 2(e) below. In the event that the managing underwriter(s) permits inclusion of a Holder's Registrable Securities, such Holder may be prohibited from selling other Registrable Securities for a period of time following the effective date of the Piggy-Back Registration Statement as required by the underwriter(s), such period not to exceed 90 days from the effective date of the Piggy-Back Registration Statement.

                           (b) Additional Registration. Not later than the Filing Date, the Company shall file: (i) a registration statement on Form S-3 with the Commission pursuant to Rule 415 under the Securities Act covering the Registrable Securities (the "Shelf Registration Statement"); (ii) such blue sky filings as shall be necessary (based upon the determination of counsel to the Company or counsel to the Holders reasonably acceptable to the Company) to enable the Holders to resell their Registrable Securities in such jurisdictions as they reasonably request in writing; and (iii) any required filings with the National Association of Securities Dealers, Inc., the Nasdaq National Market or such other exchange or market on which the Shares are traded. Thereafter, the Company shall use its best efforts to: (i) respond timely to all comments received from the Commission on the Shelf Registration Statement and/or any documents incorporated by reference therein; and (ii) cause such Shelf Registration Statement and any filings incorporated therein to be declared effective as promptly as practicable but in no event later than 60 days from the Filing Date. If an additional Registration Statement is required to be filed because the actual number of Registrable Securities exceeds the number of shares of Common Stock included in the Shelf Registration Statement or the Piggy-Back Registration Statement, the Company shall use its best efforts to cause an additional Registration Statement (the "Additional Registration Statement") to be filed and declared effective by the Commission as soon as possible, but in no event later than 60 days after the filing thereof.

                           (c) The Company and the Subscribers agree that the Holders will suffer damages if one or more Registration Statements covering all of the Registrable Securities are not filed on or prior to the Filing Date and not declared effective by the Commission on or prior to the 90th day after the Filing Date and maintained in the manner contemplated herein during the Effectiveness Time or if certain other events occur. The Company and the Holders further agree that it would not be feasible at this time to


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         ascertain the extent of such damages with precision. Accordingly, if:
         (i) one or more Registration Statements covering all of the Registrable Securities are not filed with the Commission on or prior to the Filing Date; (ii) after 90 days from the Filing Date, such Registration Statement or Statements have not been declared effective by the Commission; or (iii) in the event that filing of the Additional Registration Statement is necessary, and the Additional Registration Statement is not declared effective with the time periods set forth in
         Section 2(b) (any such failure or breach, being referred to as an "Event," and the date following expiration of the applicable time periods on which such Event occurs, being referred to as "Event Date"), and such Event is in no manner the result of action or inaction on the part of a Subscriber or Subsequent Holder, the Holders shall have, in addition to, and without limiting, any other rights they may have at law, in equity or under the Certificate, the Agreement or this Registration Rights Agreement (including the right to specific performance), the right to receive cash payment from the Company, as liquidated damages, in an amount equal to 1.5% of the Aggregate Value (as defined in the Certificate) of the shares of Preferred Stock held by such Holder plus the Aggregate Value of any shares of Preferred Stock that have been converted to the extent any of the Underlying Common Shares issued upon such conversion have not been sold (or previously included in a Registration Statement in the case of an Event arising in connection with an Additional Registration Statement), for each 30-day period (or portion thereof) from the Event Date until the applicable Event is cured. Payments to be made pursuant to this Section 2(c) shall be due and payable immediately upon demand in immediately available funds. In addition to the foregoing, if at any time after 120 days from the Filing Date, one or more Registration Statements covering all of the Registrable Securities have not been declared effective by the Commission, then upon demand of any Holder, the Company shall redeem all or any specified portion of the Preferred Stock held by such Holder at a redemption price equal to 125% of the Aggregate Value (as defined in the Certificate) thereof, together with all other payments due under this Section 2, the Certificate and the Agreement.

                           (d) If the Holders intend to distribute the Registrable Securities covered by the Registration Statement by means of an underwritten offering, the Holders shall so advise the Company. The Holders will have the right to select the investment bankers for such underwriting subject to such investment bankers being reasonably satisfactory to the Company. If, in the opinion of the managing underwriter of such offering, the inclusion of the Registrable Securities requested to be registered hereunder would adversely affect the marketing of such shares, after any shares otherwise intended to be included by the Company or other holders of Common Stock have been excluded, Registrable Securities to be included by the Holders shall be excluded in such manner that the Registrable Securities to be included shall be allocated among such Holders pro rata based on their ownership of Registrable Securities.

                           (e) In the event that the Registrable Securities are included in a Registration Statement relating to an underwritten offering:

                                (i) the Company and the Holders shall enter into such customaryagreements (including a customary underwriting agreement) with the underwriter(s) and take all such other actions reasonably requested in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.


                                 (ii) the Company and the Holders shall make such representations and warrantiesto the Holders (with respect to the Company), to the Company (with respect to the Holders) and to the underwriter(s), in form, substance and scope as are customarily made in secondary underwritten offerings;

                                 (iii)   the Company  shall cause to be
          delivered to the Holders of Registrable Securities included in the underwritten offering and to the underwriter(s) opinions of counsel to the Company, dated as of the effective date of the Registration Statement (which counsel and opinions, shall be reasonably satisfactory in form, scope and substance to the managing underwriter(s) and counsel of the Holders), addressed to the Holders and the underwriter(s) covering the matters customarily covered in opinions requested in secondary underwritten offerings;

                                 (iv)    the  Company  shall  cause to be
          delivered, immediately prior to the effectiveness of the Registration Statement, a "comfort" letter from the Company's independent certified public accountants addressed to the Holders and the underwriter(s) stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary underwritten public offerings;

                                 (v)     if an  underwriting  agreement  is
          entered into, the same shall set forth in full the indemnification and contribution provisions and procedures of Sections 6 and 7 with respect to all parties to be indemnified pursuant to such sections;

                                 (vi) the Company and the Holders shall deliver such documents and certificates as may be reasonably requested by the underwriter(s) to evidence compliance with clause (ii) above and with any customary conditions contained in the underwriting agreement, if any, or other agreement entered into by the Company in connection with such underwritten offering; and

                                 (vii) the Holders shall use their reasonable commercial efforts to timely prepare and provide all information, documentation and opinions addressed to the underwriter(s), in form, scope and substance reasonably satisfactory to counsel to the underwriter(s) as customarily required in secondary underwritten offerings.

                           (f) The Company shall make available for inspection during normal business hours and upon reasonable request by a representative or representatives of the Holders, the underwriter(s) participating in a proposed underwritten offering pursuant to a Registration Statement, and the attorney and/or accountant retained by such Holders or underwriter(s), customary financial and other records for such purposes, pertinent corporate documents and properties of the Company, and use its best efforts to cause the Company's officers, directors and employees to supply information reasonably and customarily requested in connection with such an underwritten offering, in the case of an underwriting, and, in any event, in connection with preparation of such a Registration Statement. The Holders (and each representative, accountant and counsel thereto) shall keep all information deemed by the Company to be "non-public" information which is supplied to the Holders (and any representative, accountant and counsel thereto) confidential unless and until such information is included in the Registration Statement filed with the Commission.

                  3. Expenses of Registration. All Registration Expenses shall be borne by the Company and all Selling Expenses shall be borne by the Holders.

                  4. Registration on Form S-3. The Company shall use its best efforts to qualify under the Securities Act for registration on Form S-3 or any comparable or successor form or forms.

                  5. Registration Procedures. In the case of each Registration Statement (other than a Piggyback Registration Statement) filed by the Company pursuant to this Registration Rights Agreement, the Company shall keep the Holders advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company shall use its best efforts to:

                     (a) Keep such Registration Statement continuously effective for the period ending at the earlier of the following: (i) twenty four (24) months after the effective date of the Registration Statement (as such time period is extended pursuant to Section 5A hereof), (ii) the time the Holders have completed their distribution of the Shares; or (iii) the time all of the Registrable Securities are eligible for distribution to the public by the Holder pursuant to Rule 144 under the Securities Act (or any similar provision then in force) (the earliest of (i), (ii) and (iii) being referred to as the "Effectiveness Time");

                           (b) Furnish such number of prospectuses, and amendments and supplements thereto, and other documents incident thereto as any Holder from time to time may reasonably request;


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                           (c) Prepare and file with the Commission such
         amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

                           (d) Promptly notify each Holder of Registrable Securities included in the Registration Statement, counsel for the Holders and the managing underwriters, if any, promptly, and (if reasonably requested by any such Person) confirm such notice (a "Notice") in writing: (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purposes; (iv) if at any time the representations and warranties of the Company contained in agreements contemplated by Section 2(d) cease to be true and correct; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (vi) of the happening of any event as a result of which the Prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading; and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

                           (e) Upon the occurrence of any event contemplated by
         Section 5(d)(ii) through (vii) and immediately upon the expiration of any Blocking Period (as defined in Section 5A), prepare, if the occurrence of such event or period requires such preparation, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that the Prospectus thereafter delivered to the purchasers of the Registrable Securities being sold thereunder will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading;

                           (f) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

                           (g) To the extent applicable or otherwise required to enable the Holders to resell their Registrable Securities, ensure that the Registrable Securities subject to the Registration Statement shall be registered or qualified for offer and sale under the securities or blue sky laws of such jurisdictions as the Holder(s) or underwriter(s), if any, reasonably request in writing; use its best efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period such Registration Statement is required to be kept effective hereunder and do any and all other acts or things reasonably necessary or advisable (based on the opinion of counsel to the Company or counsel, reasonably acceptable to the Company, of the Holders or the underwriter(s), as the case may be) to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject;

                           (h) Use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by the National Association of Securities Dealers,

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          Inc. as may be necessary to enable the Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the chosen method or methods of distribution; and

                           (i) Cause all Registrable Securities included in such Registration Statement to be listed, by the date of first sale of Registrable Securities pursuant to such Registration Statement, on the Nasdaq National Market, The Nasdaq SmallCap Market or such other principal securities exchange or automated interdealer system on which the same class of securities of the Company are then listed or traded.

                  5A.      Suspensions of Effectiveness.

                  (a) The Company may suspend dispositions under the Registration Statement and notify the Holders that they may not sell the Registrable Securities pursuant to any Registration Statement or Prospectus (a "Blocking Notice") if the Company's board of directors determines in its reasonable good faith judgment that the Company's obligation to ensure that such Registration Statement and Prospectus are current and complete would require the Company to take actions that might reasonably be expected to have a materially adverse detrimental effect on the Company and its stockholders; provided that the Company shall diligently and expeditiously take all actions it reasonably determines to be necessary or advisable to cause such Registration Statement and Prospectus to be current and complete and to remove such suspension pursuant to a Blocking Notice or the Notice described below or as a result of the circumstances described in Section 5(d)(ii) through (vii). Each Holder agrees by acquisition of the Registrable Securities that, upon receipt of a Blocking Notice or "Notice" from the Company of the existence of any fact of the kind described in the following sentence, such Holder shall not dispose of, sell or offer for sale the Registrable Securities pursuant to the Registration Statement until such Holder receives: (i) copies of the supplemented or amended Prospectus, or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events; (ii) notice in writing (the "Advice") from the Company that the use of the Prospectus may be resumed; and
(iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Pursuant to the immediately preceding sentence, the Company may provide such Notice to such Holder upon the determination by the Company of the existence of any fact or the happening or any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus, in order to make the statements therein not misleading in any material respect. If so directed by the Company in connection with any such notice, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice.

                  (b) In the event: (i) the Company shall give any such Blocking Notice or Notice, pursuant to Section 5A(a) or (ii) the Registration Statement is suspended (including, but not limited to, suspensions resulting from the delisting of the Common Stock or a stop order issued by the Commission) or trading in the Common Stock on the Nasdaq National Market is suspended for a period of time (excluding disruptions from business announcements that result in any halt(s) in trading of not more than one day on each occasion) and other suspension of trading on such market in general (each, a "Blackout Period"), the time regarding the effectiveness of such Registration Statement set forth in
Section 5(a) and the Maturity Date (as defined in the Certificate) of the Preferred Stock and the expiration date of the Warrants shall be extended by one and one-half (1-1/2) times the number of days during the period (i) from and including the date of the giving of such Blocking Notice or Notice to and including the date when the Holders shall have received the copies of the supplemented or amended Prospectus, the Advice and any additional or supplemental filings that are incorporated by reference in the Prospectus or
(ii) from and including the date of such suspension to and including the date when the Registration Statement is declared effective, as applicable. Delivery of a Blocking Notice or Notice and the related suspension of any Registration Statement or the occurrence of a Blackout Period shall not constitute a default under this Registration Rights Agreement and shall not create any obligation to pay liquidated damages under Section 2 hereof. However, if the Holder's ability to sell under the Registration Statement is suspended for more than ten consecutive trading days or for sixty (60) days (whether or not consecutive) during any twelve (12) month period (an "Excess Blocking Period"), then the Holders shall have the right to receive a 2.0% reduction in the Conversion Price (as defined in the Certificate) of the Preferred Stock for each 30-day period (or part thereof) following the beginning of an Excess Blocking Period until the Excess Blocking Period terminates. In addition, if the Excess Blocking Period continues

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for more than an aggregate of 180 days in any 360-day period, then at
Holder's option, the Company shall redeem Holder's Preferred Stock at a redemption price equal to 130% of the Aggregate Value thereof, together with all payments due under this Section and the Agreement.

                  6.       Indemnification.

                  (a) Company Indemnity. The Company will indemnify each Holder whose securities are included in a Registration Statement, each of its officers, directors, managers, members and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Registration Rights Agreement, and each underwriter, if any, and each person who controls, within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based solely on any untrue statement or omission (or alleged untrue statement or omission) that is made in reliance upon and in conformity with written information furnished to the Company by such Holder or the underwriter expressly for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

                  (b) Holder Indemnity. Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors, managers, members and partners, and each person controlling such other Holder within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holders and their directors, officers, managers, members and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; provided that no Holder shall be liable under this indemnity for an amount in excess of the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to such registration statement. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                  (c) Procedure. Each party entitled to indemnification under this Article (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's expense; provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. The Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Party; provided, however, that if separate firm(s) of attorneys are required due to a conflict of interest, then the Indemnifying Party shall be liable for the reasonable fees and expenses of each such separate firm. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  7. Contribution. (a) If the indemnification provided for in
Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company on the one hand and the Holder or underwriters, as the case may be, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder or underwriters, as the case may be, on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Holder or underwriters, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and the Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

                  (b) The relative benefits received by the Company on the one hand and the Holders or the underwriters, as the case may be, on the other shall be deemed to be in the same proportion as the proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company from the initial sale of the Registrable Securities by the Company to the Holders pursuant to this Registration Rights Agreement bear to the net proceeds received by the Holders from the sale of Registrable Securities pursuant to the Registration Statement or the total underwriting discounts and commissions received by the underwriters as set forth in the table on the cover page of the Prospectus, as the case may be. The relative fault of the Company on the one hand and of the Holders or underwriters, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Holders or by the underwriters.

                  (c) In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under clauses (a) or (b) of Section 6 hereof had been available under the circumstances.

                  (d) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rated allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of such Holder, the total price at which the shares of Common Stock offered by such Holder and distributed to the public, or offered to the public, exceed the amount paid by such Holder for the underlying Preferred Stock converted into such shares of Common Stock, (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Holders or underwriter have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or Preferred Stock as so changed.

                  9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Preferred Stock and the Shares to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                           (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                           (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (c) furnish to each Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Preferred Stock or Shares without registration.

                  10. Rule 416. The Company and the Subscribers each acknowledge that an indeterminate number of Registrable Securities shall be registered pursuant to Rule 416 under the Securities Act so as to include in such Registration Statement any and all Registrable Securities which may become issuable (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) if permitted by law, by reason of reductions in the Conversion Price (as defined in the Certificate) of the Preferred Stock in accordance with the terms of thereof, including, without limitation, the terms which case the Conversion Period Conversion Price (as defined in the Certificate) to decrease as the price of the Common Stock decreases (collectively, the "Rule 416 Securities"). In this regard, the Company agrees to use all reasonable efforts to ensure that the maximum number of Registrable Securities which may be registered pursuant to Rule 416 under the Securities Act are covered by the Registration Statement and, absent guidance from the Commission or other definitive authority to the contrary, the Company shall use all reasonable efforts to affirmatively support and not to take any position adverse to the position that the Registration Statement filed hereunder covers all of the Rule 416 Securities.

                  11. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(e)(i) shall remain operative and in full force and effect regardless of (a) any termination of this Registration Rights Agreement or any underwriting agreement, (b) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (c) the consummation of the sale or successive resales of the Registrable Securities.

                  12. Information by Holder. Each Holder shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Registration Rights Agreement; provided, however, each Holder shall be given at least ten
(10) days to respond to such request. All information provided to the Company by such Holder shall be accurate and complete in all material respects and such Holder shall promptly notify the Company if any such information becomes incorrect or incomplete. If such Holder does not timely provide such reasonably requested information, such Holder shall not be entitled to the liquidated damages contemplated by Section 2(c) to the extent that such delay in the Registration Statement becoming effective is caused by such failure to timely provide information unless such Holder shall be able to demonstrate to the Company's satisfaction that such failure to timely provide did not proportionately contribute to the event giving rise to the damages obligation.

                  13. Transfer or Assignment of Registration Rights. The rights granted to the Subscribers by the Company under this Registration Rights Agreement to cause the Company to register Registrable Securities, may be transferred or assigned to a transferee or assignee together with any transfer or assignment of the Registrable Securities, provided that the Company is given written notice by any applicable Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights agrees in writing to be bound by this Registration Rights Agreement.

                  14. Representations and Warranties of the Company. The Company represents and warrants that there are no agreements, understandings or commitments, oral or written, between the Company and the holders of its securities pursuant to which such holders have a right to require the Company to register or qualify any of its securities under the Securities Act or any applicable state securities laws.

                  15.      Miscellaneous.

                  (a) Entire Agreement. This Registration Rights Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof, and may not be modified or terminated except by a written agreement signed by the parties.

                  (b) Notices. Any notice, demand or request required or permitted to be given by either the Company or the Holders pursuant to the terms of this Registration Rights Agreement shall be in writing and shall be deemed given when delivered personally, by overnight courier service or by facsimile, with a hard copy to follow by overnight or two day courier, addressed to the other party at the address of the party set forth at the end of this Registration Rights Agreement or such other address as a party may request by notifying the other in writing. Copies of all notices to the Holders or to the Company shall be sent to the address set forth on Schedule I to the Subscription Agreement or to such other address as the Holders or the Company, as applicable, may hereafter designate.

                  (c) Gender of Terms. All terms used herein shall be deemed to include the feminine and the neuter, and the singular and the plural, as the context requires.

                  (d) Governing Law; Consent of Jurisdiction. This Registration Rights Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law except for matters arising under the Securities Act or the Securities Exchange Act of 1934, as amended, which matters shall be construed and interpreted in accordance with such laws. The Company and the Holders hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Registration Rights Agreement shall be litigated only in the Supreme Court of the State of Delaware or the United States District Court of Delaware located in New Castle County, Delaware. The Company and the Holders consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of Delaware by registered mail, return receipt requested, directed to the such party at its address set forth in this Registration Rights Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a trial by jury in connection with any litigation.

                  (e) Severability. Notwithstanding any provision of this Registration Rights Agreement, neither the Company nor any other party hereto shall be required to take any action which would be in violation of any applicable law. The invalidity or unenforceability of any provision of this Registration Rights Agreement in any jurisdiction shall not affect the validity, legality or enforceability of any other provision of this Registration Rights Agreement in such jurisdiction or the validity, legality or enforceability of this Registration Rights Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  (f) Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or deemed necessary to carry out the provisions of this Registration Rights Agreement and the transactions contemplated hereby.

                  (g) Titles. The titles used in this Registration Rights Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Registration Rights Agreement.

                  (h) Counterparts. This Registration Rights Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts and all of which together constitute one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

                                   XCEED, INC.


                                   By: /s/ Werner Haase
                                     --------------------
                                     Name:   Werner Haase
                                     Title:  Chief Executive Officer


                                   PECONIC FUND, LTD.

                                   By:   RAMIUS CAPITAL GROUP, LLC
                                   Its:  Investment Advisor


                                   By: /s/ Jeffrey M. Solomon
                                     --------------------------
                                     Name:   Jeffrey M. Solomon
                                     Title:  Managing Officer


                                   LEONARDO, L.P.

                                   By:  ANGELO, GORDON & CO., L.P.
                                   Its:  General Partner


                                   By:/s/ Michael L. Gordon
                                     ------------------------
                                     Name:   Michael L. Gordon
                                     Title:  Chief Operating Officer


                                   HTFP INVESTMENT L.L.C.

                                   By:  PROMETHEAN ASSET MANAGEMENT,
                                        L.L.C.
                                   Its: Investment Advisor


                                   By:/s/ James F. O'Brien, Jr.
                                     ----------------------------
                                     Name:   James F. O'Brien, Jr.
                                     Title:  Managing Member